SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 5, 2003

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)		48430-0725 (Zip Code)

Registrant's telephone number, including area code: (810) 629-2263

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated May 5, 2003.

Item 9.         Regulation FD Disclosure.

On May 5, 2003, Fentura Financial, Inc. issued a press release announcing the reorganization of the Board of Directors. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 5, 2003	FENTURA FINANCIAL, INC. (Registrant)
	By:	/s/ Donald L. Grill Donald L. Grill President

EXHIBIT INDEX

Exhibit 99.1	Press Release Dated May 5, 2003.

EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill (810) 714-3985 May 5, 2003

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES BOARD REORGANIZATION

        Fentura Financial, Inc. Chairman Russell H. Van Gilder, Jr. announced his retirement from the Board of Directors at the Shareholder Meeting held April 30, 2003. Van Gilder, age 69, served on the Board of Directors of Fentura Financial, Inc. and/or The State Bank, both headquartered in Fenton, for 22 years.

        At the Fentura Financial, Inc. Board Meeting held May 1, 2003, Forrest A. Shook was elected Chairman of Fentura Financial, Inc. replacing Russell H. Van Gilder, Jr.. Shook has served as a Vice Chairman of the Fentura Board since 1997 and has been a Director of Fentura and/or The State Bank since 1996. Thomas P. McKenney, Chairman of the Board of The State Bank and a Fentura Financial Inc. Director since 1992, was named Vice Chairman of the reorganized Fentura Financial, Inc. Board.

        Fentura Financial, Inc. is the financial services holding company for The State Bank headquartered in Fenton, Michigan, with offices serving Fenton, Linden, Holly and Grand Blanc, and Davison State Bank with two offices serving the Davison area.

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